BOSTON SCIENTIFIC ANNOUNCES AGREEMENT TO ACQUIRE
VERTIFLEX, INC.

Acquisition of lumbar spinal stenosis treatment to expand portfolio of interventional pain therapies

MARLBOROUGH, Mass., May 9, 2019 - Boston Scientific Corporation (NYSE: BSX) today announced that it has entered into a definitive agreement to acquire Vertiflex, Inc., a privately-held company which has developed and commercialized the Superion® Indirect Decompression System, a minimally-invasive device used to improve physical function and reduce pain in patients with lumbar spinal stenosis (LSS). The procedure - primarily performed by physicians who treat chronic pain patients with therapies including spinal cord stimulation and radiofrequency ablation - is expected to reach $60 million in sales in 2019. The transaction consists of $465 million in upfront cash and additional payments contingent on commercial milestones for the next three years.

As many as six million people in the U.S. suffer from LSS, the narrowing of the spinal canal, which can cause compression of nearby nerves and result in significant low back and leg pain, disability, functional impairment and diminished quality of life.1

The Superion System - approved by the U.S. Food and Drug Administration (FDA) in 2015 for patients with moderate degenerative LSS - creates space between the spinous processes of the vertebrae. The creation of this space reduces pressure on the nerves and can thereby improve patient mobility and relieve pain, numbness and cramping in the legs. This procedure is a treatment option for patients who have not responded positively to first-line therapies, such as oral pain medication and steroid injections, but do not have severe enough symptoms to require spinal fusion or laminectomy.

“The acquisition of Vertiflex and the Superion System will further our category leadership strategy by expanding the breadth of our pain management product offerings,” said Maulik Nanavaty, president, Neuromodulation, Boston Scientific. “The addition of this differentiated technology, along with our leading spinal cord stimulation and radiofrequency ablation technologies, will provide physicians with the widest variety of solutions available to manage the growing number of patients suffering from chronic pain.”

The Superion System was shown to be a safe and effective treatment option for patients with moderate degenerative LSS in the pivotal, two-year, randomized trial with approximately 400 patients which supported FDA approval.2 These patients were followed for five years and final follow-up with more than 80 patients demonstrated 84 percent of patients treated with the Superion System experienced clinical success on at least two of three questionnaire measures of symptom severity, physical function and patient satisfaction. Additionally, 90 percent of patients were satisfied with the treatment, and the therapy successfully treated leg pain in 80 percent of patients in the long-term follow-up cohort.3 Recently published data also showed an 85 percent decrease in the proportion of patients who were using opioids five years after being treated with the Superion System.4

“Five-year clinical data and real-world experience with the Superion System demonstrate that this minimally invasive and reversable procedure - done without destabilizing the spine - can offer patients safe, long-term pain relief with a relatively rapid recovery time,” said Earl Fender, president and CEO of Vertiflex. “We are proud of the clinical and commercial successes we’ve been able to achieve and look forward to continued adoption of the therapy with the global resources and clinical expertise of the Boston Scientific pain management franchise.”

The transaction is expected to be immaterial to adjusted earnings per share in 2019 and 2020, and accretive thereafter. On a GAAP basis, the transaction is expected to be less accretive, or more dilutive as the case may be, due to amortization expense and acquisition-related net charges. The acquisition is projected to close late in the second quarter of 2019, subject to customary closing conditions.

Vertiflex, founded in 2005, is based in Carlsbad, CA and has approximately 100 employees. Additional information about Vertiflex and the Superion System can be found at www.vertiflex.com.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans, regulatory approvals, the closing of the acquisition, product development and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income (earnings) per share that excludes certain charges and/or credits, such as amortization expense and acquisition-related net charges (credits). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

CONTACTS:
Trish Backes
Media Relations
Boston Scientific Corporation
651-582-5887 (office)
Trish.backes@bsci.com

Susie Lisa, CFA
Investor Relations
Boston Scientific Corporation
(508) 683-5565 (office)
BSXInvestorRelations@bsci.com

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1 Data on File. Boston Scientific. May 2019.
2 Patel, et al. Spine 2015: 40: 275-282.
3 Nunley, et al. Clinical Interventions in Aging. 2017:12 1409 - 1417.
4 Nunley, et al. Journal of Pain Research. 2018:11 2943 - 2948.